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                                                                  EXHIBIT 10.43

                            OFFICER'S PROMISSORY NOTE

         The undersigned officer of Big Buck Brewery & Steakhouse, Inc., Anthony
P. Dombrowski of 768 Crestwood Dr., Gaylord, Michigan 49735, does hereby promise to pay to the order of Big Buck Brewery & Steakhouse, Inc., the sum of Twelve Thousand Dollars ($12,000) with annual interest thereon of 8 3/4%. Said interest payable monthly. The term of this note shall be for a period of 1 year commencing on the date hereof. Upon maturity of the note, the undersigned hereby agrees to discharge the principle interest in its entirety. This note can be prepaid at anytime during the term of the note.


April 18, 2000                              /s/ Anthony P. Dombrowski
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Date                                        Anthony P. Dombrowski